AMERICAN HONDA FINANCE CORPORATION
MONTHLY SERVICER REPORT -- Honda Auto Receivables 1999-1 Owner Trust
03/01/2001 through 03/31/2001

I. ORIGINAL DEAL PARAMETER INPUTS
(A) Total Portfolio Balance					$729,507,751.69
(B) Total Securities Balance					$729,507,751.69
(C) Class A-1 Notes
(i) Class A-1 Notes Balance					$179,424,000.00
(ii) Class A-1 Notes Percentage (C(i)/IB)					24.60%
(iii) Class A-1 Notes Rate					4.974%
(iv) Class A-1 Notes Accrual Basis					Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance					$195,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/IB)					26.73%
(iii) Class A-2 Notes Rate					5.186%
(iv) Class A-2 Notes Accrual Basis					Actual/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance					$208,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)					28.51%
(iii) Class A-3 Notes Rate					5.300%
(iv) Class A-3 Notes Accrual Basis					30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance					$110,608,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)					15.16%
(iii) Class A-4 Notes Rate					5.350%
(iv) Class A-4 Notes Accrual Basis					30/360
(G) Certificates
(i) Certificates Balance					$36,475,751.69
(ii) Certificates Percentage (G(i)/B)					5.00%
(iii) Certificates Rate					5.350%
(iv) Certificates Accrual Basis					30/360
(H) Servicing Fee Rate					1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)					7.03%
(ii) Weighted Average Original Maturity (WAOM)					53.38	months
(iii) Weighted Average Remaining Maturity (WAM)					47.86	months
(iv) Number of Receivables					58,899
(J) Reserve Account
(i) Reserve Account Initial Deposit Percentage					0.75%
(ii) Reserve Account Initial Deposit					$5,471,308.14
(iii) Specified Reserve Account Balance
(a) Percent of Original Securities Balance					0.75%
(b) Trigger Percent of Remaining Securities Balance					2.25%
(c) Remaining Securities Balance					100.00%
(K) Yield Supplement Account Deposit					$11,124,729.26

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
(A) Total Portfolio Balance					$239,264,320.76
(B) Total Securities Balance					$239,264,320.76
(C) Cumulative Note and Certificate Pool Factor					0.3279805
(D) Class A-1 Notes
(i) Class A-1 Notes Balance					$0.00
(ii) Class A-1 Notes Pool Factor					0.0000000
(iii) Class A-1 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall					$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance					$0.00
(ii) Class A-2 Notes Pool Factor					0.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall					$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance					$105,017,563.13
(ii) Class A-3 Notes Pool Factor					0.5048921
(iii) Class A-3 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall					$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance					$110,608,000.00
(ii) Class A-4 Notes Pool Factor					1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall					$0.00
(H) Certificates
(i) Certificates Balance					$23,638,757.63
(ii) Certificates Pool Factor					0.6480677
(iii) Certificates Interest Carryover Shortfall					$0.00
(iv) Certificates Principal Carryover Shortfall					$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall					$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account					$5,471,308.14
(ii) Yield Supplement Account					$2,579,029.11
(iii) Payahead Account					$1,060,252.85
(iv) Advances Outstanding					$413,308.42
(K) Portfolio Summary as of End of Prior Month
(i) Weighted Average Coupon (WAC)					7.10%
(ii) Weighted Average Remaining Maturity (WAM)					25.11	months
(iii) Number of Receivables					36,724
(L) Note and Certificate Percentages
(i) Note Percentage					95.00%
(ii) Certificate Percentage					5.00%

III. MONTHLY INPUTS FROM THE MAINFRAME
(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections					$2,167,329.90
(ii) Prepayments in Full					$745,311.14
(iii) Prepayments in Full due to Repurchases					$0.00
(B) Precomputed Contracts Total Collections					$3,327,203.36
(C) Precomputed Interest Receivables Interest (B-A((i)+(ii)+(iii)))					$414,562.32
(D) Simple Interest Receivables Principal
(i) Principal Collections					11,929,351.31
(ii) Prepayments in Full					$0.00
(iii) Repurchased Receivables Related to Principal					$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections					$1,082,768.36
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances					$182,096.82
(ii) Current Advance Amount					$104,892.63
(G) Interest Advance for simple Interest - Net					$0.00
(H) Payahead Account
(i) Payments Applied					$157,251.59
(ii) Additional Payaheads					$214,448.96
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)					7.12%
(ii) Weighted Average Remaining Maturity (WAM)					24.29	months
(iii) Remaining Number of Receivables					35,801

	# Units	Dollar Amount
(J) Delinquent Receivables
(i) 30-59 Days Delinquent	359	1.00%	$3,190,150.00		1.42%
(ii) 60-89 Days Delinquent	42	0.12%	$391,348.00		0.17%
(ii) 90 Days or More Delinquent	21	0.06%	$182,747.00		0.08%
(K) Vehicles Repossessed During Collection Period	21	0.06%	$208,152.04		0.09%
(L) Total Accumulated Repossessed Vehicles in Inventory	55	0.15%	$479,984.15		0.21%

IV. INPUTS DERIVED FROM OTHER SOURCES
(A) Collection Account Investment Income					$0.00
(B) Reserve Account Investment Income					$21,834.67
(C) Yield Supplement Account Investment Income					$10,923.30
(D) Trust Fees Expense					$3,000.00
(E) Aggregate Net Losses for Collection Period					$80,035.77
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables					269,636.93
(ii) Liquidation Proceeds					113,717.67
(ii) Recoveries from Prior Month Charge Offs					75,883.49
(G) Days in Accrual Period					32
(H) Deal age					27

MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS
(A) Total Interest Collections (III(C+E(i)-F(i)+F(ii)+G)					$1,420,126.49

VI. PRINCIPAL COLLECTIONS
(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))					$14,841,992.35
(B) Liquidation Proceeds (IV(F(i)))					113,717.67
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))					0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))					75,883.49
(E) Total Principal Collections (A+B+C+D)					$15,031,593.51

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(A)+VI(E))					$16,451,720.00

VIII. YIELD SUPPLEMENT DEPOSIT					$146,658.88

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)					$16,598,378.88

MONTHLY DISTRIBUTIONS

X. FEE DISTRIBUTIONS
(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))					$199,386.93
(ii) Servicing Fee Paid					$199,386.93
(iii) Servicing Fee Shortfall					$0.00
(B) Reserve Account Investment Income (IV(B))					$21,834.67
(C) Yield Supplement Account Investment Income (IV(C))					$10,923.30
(D) Trust Fees Expense (IV(D))					$3,000.00

XI. DISTRIBUTIONS TO NOTEHOLDERS
(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due					$0.00
(b) Class A-1 Notes Interest Paid					0.00
(c) Class A-1 Notes Interest Shortfall					$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due					$0.00
(b) Class A-2 Notes Interest Paid					0.00
(c) Class A-2 Notes Interest Shortfall					$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due					$463,827.57
(b) Class A-3 Notes Interest Paid					463,827.57
(c) Class A-3 Notes Interest Shortfall					$0.00
(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due					$493,127.33
(b) Class A-4 Notes Interest Paid					493,127.33
(c) Class A-4 Notes Interest Shortfall					$0.00
(v) Total Note Interest
(a) Total Note Interest Due					$956,954.90
(b) Total Note Interest Paid					956,954.90
(c) Total Note Interest Shortfall					$0.00
(d) Reserve Fund Withdrawn for Note Interest					$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))					$15,439,037.04
(B) Principal
(i) Noteholders' Principal Distribution Amounts					$14,356,047.82
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due					$0.00
(b) Class A-1 Notes Principal Paid					0.00
(c) Class A-1 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due					$0.00
(b) Class A-2 Notes Principal Paid					0.00
(c) Class A-2 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due					$14,356,047.82
(b) Class A-3 Notes Principal Paid					14,356,047.82
(c) Class A-3 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due					$0.00
(b) Class A-4 Notes Principal Paid					0.00
(c) Class A-4 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due					$14,356,047.82
(b) Total Notes Principal Paid					14,356,047.82
(c) Total Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00

XII. RESERVE FUND DEPOSIT
Amount available for deposit into reserve fund					$1,082,989.23
Amount deposited into reservc fund					0.00
Excess fund available to Cerificateholders					1,082,989.23

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
(A) Interest
(i) Certificates Interest Due					$105,389.46
(ii) Certificates Monthly Interest Paid					105,389.46
(iii) Certificates Monthly Interest Shortfall					$0.00
(B) Principal
(i) Certificates Principal Due					$755,581.46
(ii) Certificates Principal Paid					755,581.46
(iii) Certificates Principal Shortfall					$0.00
(C) Release to Seller					$222,018.30

DISTRIBUTIONS SUMMARY

(A) Total Collections					$16,598,378.88
(B) Service Fee					$199,386.93
(C) Class A1 Amount					$0.00
(D) Class A2 Amount					$0.00
(E) Class A3 Amount					$14,819,875.39
(F) Class A4 Amount					$493,127.33
(G) Amount of Deposit into Reserve Account					$0.00
(H) Certificateholders					$860,970.92
(I) Release to seller					$222,018.30
(J) Total amount distributed					$16,595,378.88
(K) Amount of Draw from Reserve Account					$0.00

PORTFOLIO AND SECURITY SUMMARY

			Beginning		End
XIV. POOL BALANCES AND PORTFOLIO INFORMATION			of Period		of Period
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes			$215,625,563.13		$201,269,515.31
(ii) Note Pool Factor			0.3279805		0.2848323
(iii) Class A-1 Notes Balance			0.00		0.00
(iv) Class A-1 Notes Pool Factor			0.0000000		0.0000000
(v) Class A-2 Notes Balance			0.00		0.00
(vi) Class A-2 Notes Pool Factor			0.0000000		0.0000000
(vii) Class A-3 Notes Balance			105,017,563.13		90,661,515.31
(viii) Class A-3 Notes Pool Factor			0.5048921		0.4358727
(ix) Class A-4 Notes Balance			110,608,000.00		110,608,000.00
(x) Class A-4 Notes Pool Factor			0.5048921		1.0000000
(xi) Certificates Balance			23,638,757.63		22,883,176.17
(xii) Certificates Pool Factor			0.6480677		0.6273531
(xiii) Total Principal Balance of Notes and Certificates			239,264,320.76		224,152,691.48

(B) Portfolio Information
(i) Weighted Average Coupon (WAC)			7.10%		7.12%
(ii) Weighted Average Remaining Maturity (WAM)			25.11	months	24.29	months
(iii) Remaining Number of Receivables			36,724		35,801
(iv) Portfolio Receivable Balance			$239,264,320.76		$224,152,691.48
(C) Outstanding Advance Amount			$413,308.42		$336,104.23
(D) Outstanding Payahead Balance			$1,060,252.85		$1,117,450.22

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
(A) Beginning Reserve Account Balance					$5,471,308.14
(B) Draws					0.00
(i) Draw for Servicing Fee					0.00
(ii) Draw for Interest					0.00
(iii) Draw for Realized Losses					0.00
(C) Excess Interest Deposited into the Reserve Account					0.00
(D) Reserve Account Balance Prior to Release					5,471,308.14
(E) Reserve Account Required Amount					5,471,308.14
(F) Final Reserve Account Required Amount					5,471,308.14
(G) Excess Reserve Account Amount					0.00
(H) Ending Reserve Account Balance					5,471,308.14

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
(A) Beginning Yield Supplement Account Balance					2,579,029.11
(B) Investment Earnings					10,923.30
(C) Investment Earnings Withdraw					10,923.30
(D) Additional Yield Supplement Amounts					0.00
(E) Yield Supplement Deposit Amount					146,658.88
(F) Ending Yield Supplement Account Balance					2,432,370.23

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
(A) Liquidated Contracts
(i) Liquidation Proceeds					$113,717.67
(ii) Recoveries on Previously Liquidated Contracts					75,883.49
(B) Aggregate Net Losses for Collection Period					80,035.77
(C) Net Loss Rate for Collection Period (annualized)					0.41%
(D) Cumulative Net Losses for all Periods					3,224,462.27

	# Units	Dollar Amount
(E) Delinquent Receivables
(i) 30-59 Days Delinquent	359	1.00%	$3,190,150.00		1.42%
(ii) 60-89 Days Delinquent	42	0.12%	$391,348.00		0.17%
(ii) 90 Days or More Delinquent	21	0.06%	$182,747.00		0.08%

	# Units	Dollar Amount
XVIII. REPOSSESSION ACTIVITY
(A) Vehicles Repossessed During Collection Period	21	0.06%	$208,152.04		0.09%
(B) Total Accumulated Repossessed Vehicles in Inventory	55	0.15%	$479,984.15		0.21%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period					0.63%
(ii) Preceding Collection Period					0.03%
(iii) Current Collection Period					0.41%
(iv) Three Month Average (Avg(i,ii,iii))					0.36%
(B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period					0.48%
(ii) Preceding Collection Period					0.39%
(iii) Current Collection Period					0.33%
(iv) Three Month Average (Avg(i,ii,iii))					0.40%

(C) Loss and Delinquency Trigger Indicator				Trigger was not hit.

I hereby certify that the servicing report provided is true
And accurate to the best of my knowledge.

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance